Consent of Independent Certified Public Accountant

Re:  New Yorker Ice Cream Corp.

I hereby consent to the use in this registration statement on Form SB-2 of my report dated February 15, 1999.


                                   /s/Sidney Neuhof
                                      Sidney Neuhof, C.P.A.

S. Neuhof
New York
February 26, 1999


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               Consent of Independent Certified Public Accountant


Re:  Jerry's Ice Cream Inc.

I hereby consent to the use in this registration statement on Form SB-2 of my report dated February 16, 1999.


                                   /s/Sidney Neuhof
                                      Sidney Neuhof, C.P.A.

S. Neuhof
New York
February 26, 1999